                                                                    EXHIBIT 10.8

                            ADDENDUM TO DELPHI OFFICE
                               BUILDING AGREEMENT

LEASE:            DATED NOVEMBER 15, 1996

LANDLORD:         SEATTLE OFFICE ASSOCIATES, LLC

TENANT:           BSQUARE CONSULTING, INC.

The undersigned Landlord and Tenant agree to the establishment of the following dates as they are used in the above referenced lease agreement:

                   Lease Commencement Date:            December 13, 1996

                   Rent Commencement Date:             December 13, 1996

                   Lease Termination Date:             December 12, 2001

                   Extension Option
                   Notification Date                   June 12, 2001

EXCEPT as herein specifically amended, the lease shall in all respects remain in full force and effect.

Dated: December 16, 1996

Landlord                                    Tenant

SEATTLE OFFICE ASSOCIATES LLC               BSQUARE CONSULTING, INC.


by: [ILLEGIBLE]                             by:  [ILLEGIBLE]
   -------------------------------             -------------------------------

its: MEMBER                                 its: PRESIDENT & CEO
    ------------------------------              ------------------------------

                             OFFICE LEASE AGREEMENT
                                     BETWEEN

                         Seattle Office Associates, LLC
                                    LANDLORD
                                       and
                            bsquare consulting, inc.

                                     TENANT

                                TABLE OF CONTENTS


1.  BASIC LEASE INFORMATION AND EXHIBITS......................................................   1
    (a) Lease Date............................................................................   1
    (b) Tenant................................................................................   1
    (c) Address of Tenant.....................................................................   1
    (d) Landlord..............................................................................   1
    (e) Address of Landlord...................................................................   1
    (f) Premises..............................................................................   1
    (g) Project...............................................................................   1
    (h) Land..................................................................................   1
    (i) Lease Term............................................................................   1
    (j) Right to Extend.......................................................................   1
    (j) Basic Rent............................................................................   2
    (k) Additional Rent.......................................................................   2
    (1) Security Deposit......................................................................   2
    (m) Rentable Square Feet in the Premises..................................................   2
    (n) Rentable Square Feet in the Project...................................................   2
    (o) Tenant's Percentage...................................................................   2
    (p) Parking...............................................................................   2
    (q) Brokers...............................................................................   2
    (r) Construction Completion Date..........................................................   3
    (s) Signage...............................................................................   3
    (t) Expansion Rights......................................................................   3
    (u) Exhibits..............................................................................   3
2.  PREMISES..................................................................................   3
3.  COMMENCEMENT AND EXPIRATION DATES.........................................................   3
4.  RENT......................................................................................   4
    (a) Rent..................................................................................   4
5.  COSTS OF OPERATIONS AND REAL ESTATE TAXES.................................................   4
    (a) Definitions...........................................................................   4
    (b) Additional Rent for Estimated Increases in Operating Costs............................   5
    (c) Determinations........................................................................   6
    (d) Personal Property Taxes...............................................................   6
6.  SERVICES AND UTILITIES....................................................................   6
    (a) Standard Services.....................................................................   6
    (b) Interruption of Services..............................................................   7
    (c) Additional Services...................................................................   7
7.  SECURITY DEPOSIT..........................................................................   8
8.  USES......................................................................................   8
    (a) Uses..................................................................................   8
    (b) Compliance With Law...................................................................   8
    (c) Compliance With Rules and Regulations.................................................   9
9.  IMPROVEMENTS..............................................................................   9
10. TENANT IMPROVEMENTS; ACCEPTANCE OF PREMISES...............................................   9
11. CARE OF PREMISES..........................................................................   9
12. ALTERATIONS AND ADDITIONS.................................................................  10
13. ACCESS....................................................................................  11
14. DAMAGE OR DESTRUCTION.....................................................................  11
    (a) Damage and Repair.....................................................................  11
    (b) Destruction During Last Year of Term..................................................  11
    (c) Business Interruption.................................................................  12
    (d) Tenant Improvements...................................................................  12
15. CONDEMNATION..............................................................................  12
    (a) Taking................................................................................  12
    (b) Awards and Damages....................................................................  12
16. INDEMNIFICATION...........................................................................  12
    (a) Indemnity.............................................................................  12
    (b) Exemption of Landlord From Liability..................................................  13

     (c) Waiver of Subrogation...............................................................  13
17.  HAZARDOUS SUBSTANCES....................................................................  13
18.  INSURANCE...............................................................................  14
     (a) Required Policies...................................................................  14
     (b) Insurance Policy Requirements.......................................................  15
     (c) Landlord's Insurance................................................................  15
19.  ASSIGNMENT AND SUBLETTING...............................................................  15
20.  LIENS AND INSOLVENCY....................................................................  16
     (a) Liens...............................................................................  16
     (b) Insolvency..........................................................................  17
21.  DEFAULT.................................................................................  17
     (a) Default By Tenant...................................................................  17
     (b) Remedies Cumulative: Injunction.....................................................  17
     (c) Landlord's Remedies Upon Tenant Default.............................................  17
     (d) Waiver of Redemption Rights.........................................................  19
     (e) Nonpayment of Additional Rent.......................................................  19
     (f) Interest............................................................................  19
22.  PRIORITY................................................................................  19
     (a) Subordination of Lease..............................................................  19
23.  ESTOPPEL CERTIFICATES...................................................................  20
     (a) Delivery of Estoppel................................................................  20
     (b) Failure to Deliver Estoppel.........................................................  20
24.  SURRENDER OF POSSESSION.................................................................  20
25.  NON-WAIVER..............................................................................  21
26.  HOLDOVER................................................................................  21
27.  LANDLORD'S LIABILITY....................................................................  21
28.  TRANSFER OF LANDLORD'S INTEREST.........................................................  21
29.  RIGHT TO PERFORM........................................................................  21
30.  GENERAL.................................................................................  21
     (a) Headings............................................................................  22
     (b) Heirs and Assigns...................................................................  22
     (c) Authority...........................................................................  22
     (d) No Brokers..........................................................................  22
     (e) Entire Agreement....................................................................  22
     (f) Severability........................................................................  22
     (g) Force Majeure.......................................................................  22
     (h) Notices.............................................................................  22
     (i) Costs and Attorneys Fees............................................................  23
     (j) Governing Law.......................................................................  23
     (k) Recording...........................................................................  23
     (1) Waivers.............................................................................  23
     (m) Time of Essence.....................................................................  23
     (n) Merger..............................................................................  23
     (o) Right to Change Public Spaces.......................................................  23
     (p) Name................................................................................  23
     (q) Overdue Payments....................................................................  24
     (r) Relocation of Premises..............................................................  24
     (s) Advertising.........................................................................  24
     (t) Parking.............................................................................  25
     (u) Execution of Lease by Landlord......................................................  25
31.  LANDLORD'S COVENANTS....................................................................  25
     (a) Quiet Enjoyment.....................................................................  25
     (b) Hazardous Waste or Materials........................................................  25
     (c) Rentable Square Feet................................................................  25
32.  GUARANTY OF LEASE.......................................................................  25


Exhibits

A - Legal Description of Land
B - Space Plan of Premises
C - Tenant Improvements
D - Building Rules and Regulations
E - Guarantees of Lease

                             OFFICE LEASE AGREEMENT

        THIS LEASE is made this ____ day of October, 1996 between Seattle Office Associates LLC, a Washington Limited Liability Company ("Landlord"), and bsquare consulting, inc., a Washington Corporation ("Tenant").

        Landlord and Tenant agree:

        1. BASIC LEASE INFORMATION AND EXHIBITS. The following terms as used herein shall have the meanings provided in this Section 1, unless otherwise specifically modified by provisions of this Lease:

                (a)     Lease Date: _____________,1996.

                (b)     Tenant: bsquare consulting, inc.
                                a Washington Corporation.

                (c)     Address of Tenant:
                                   13228 NE 20th Street
                                   Suite C
                                   Bellevue, WA 98005

                (d)     Landlord: Seattle Office Associates, LLC

                (e)     Address of Landlord:
                        3633 - 136th Place SE
                        Suite 205
                        Bellevue, WA 98006

                (f) Premises: Suite No. 200, located at 3633 - 136th Place SE, Bellevue, (the "Building") as shown on Exhibit B attached hereto.

                (g) Project: The Building and all related improvements known as the Delphi Building, located at 3633 - 136th Place SE, Bellevue, which are situated on the Land as defined below.

                (h) Land: The real property more particularly described on Exhibit A attached hereto.

                (i) Lease Term: 60 months, commencing on December 15, 1996, or such earlier or later date as provided in Section 3 hereof, (the "Commencement Date") and terminating on the day prior to the fifth anniversary of the Commencement Date, ("the Termination Date"). Landlord and Tenant agree to execute an addendum to this lease setting forth the Commencement Date and the Termination Date.

                (j) Right to Extend: a. Provided Tenant (i) is not in default hereunder at the time of the exercise of the extension and at the commencement of the renewal term,
                        (ii) has not been in a monetary default more than five times during the term of the lease, and (iii) has given Landlord six (6) months prior written notice of its intent to exercise its rights under this Section, Tenant shall have the right to extend the term of this Lease for one (1) additional period of five years (the "Extended Term") on the same terms and conditions as in this Lease except that the Basic Rent during the Extended Term shall be a sum equal to the fair market rent ("Market Rent") of the Leased Premises at the time of the commencement of the Extended Term as determined either by agreement between Landlord and Tenant or by arbitration as hereinafter described.

                        b. In the event that tenant desires to exercise such option, Landlord and Tenant agree to negotiate in good faith to reach agreement on the Market Rent of the Premises for such Extended Term. If, for any reason, the Landlord and Tenant fail to agree to a market rent for the term at least thirty (30) days prior to the end of the initial Term, then market rent for the term shall be determined by arbitration pursuant to this lease and RCW 7.04, et.seq. The arbitrator shall be a licensed MAI appraiser, whom the Parties shall select by mutual agreement. If the Parties are unable to agree on an arbitrator, the arbitrator shall be selected by the King County Superior Court. As part of the submittals to the arbitrator, each Party to the arbitration will present a proposed market rent for the term which the submitting Party deems to be fair and reasonable. The arbitrator is directed to select within twenty-one (21) days one of the proposed market rents submitted and has no discretion to determine any other market rent. The arbitrator's decision shall be final, binding and non-appealable. Notwithstanding the above, the market rent for the extended term shall not be less than the rate for the initial term.

                        Until the arbitrator renders his award, the Tenant shall continue to pay the same market rent per month of the term as it paid for the last month of the initial term. The Tenant shall pay any shortfall in market rent payments for the term within ten (10) days after the arbitrator renders his award; and Landlord shall credit Tenant within ten (10) days any overpayment of Base Rent for the term against future monthly market rent, as determined by the arbitration award.

                (k) Basic Rent: $18,816.04 per month, $225,792.50 per year ($18.50 PSF).

                (1) Additional Rent: The increase in Operating Costs described in Section 5 and all other costs, other than Basic Rent, payable by Tenant to Landlord hereunder.

                (m) Security Deposit: $37,632.08 upon lease execution, of which $18,816.04 shall be applied to the 1st month's rent.

                (n)     Rentable Square Feet in the Premises: 12,205.

                (o)     Rentable Square Feet in the Project: 69,596.

                (p)     Tenant's Percentage: 17.54%.

                (p) Parking: 51 parking stalls of which 11 will be reserved under the Building for the Tenant's exclusive use.

                (r) Brokers: Tenant was represented in this transaction by CB Commercial Real Estate Group, a licensed real estate Broker; Landlord was represented in this transaction by Langly Associates Inc., a licensed real estate broker.

                (r)     Construction Completion Date: December 15, 1996.

                (t) Signage: Tenant, at its expense, may install one parapet sign, subject to City of Bellevue approval. All signage is subject to local sign code requirements and Landlord's approval of the sign's size, design, installation and appearance, such approval not to be unreasonably withheld or delayed. Tenant will not be required to remove sign upon expiration of the lease. If Landlord and Tenant fail to agree to a market rent, the terms of paragraph 1.j.b. shall apply.

                (u) Expansion Rights: Tenant will have a 15-day right of first offer to lease any available contiguous space during the primary term and during the renewal term, subject to Landlord's right to extend or renew the lease for any current tenant of such space. For purposes of this subparagraph, suite 205 and the conference room adjacent to suite 205 are considered to be contiguous space. Additional space will be at fair market value, but not less than the rate paid on tenant's existing leased space. The term of any such expansion space shall be coterminus with this lease.

                (v) Exhibits: The following exhibits are attached hereto and are hereby made a part of this Lease.

                        Exhibit A - Legal Description of Land
                        Exhibit B - Space Plan of Premises
                        Exhibit C - Tenant Improvements
                        Exhibit D - Building Rules and Regulations
                        Exhibit E - Guarantees of Lease

        2. PREMISES. Landlord does hereby lease to Tenant, and Tenant does hereby lease from Landlord, upon the terms and conditions herein set forth, the Premises described in Section 1(f) hereof as shown on Exhibit B attached hereto and incorporated herein, together with rights of ingress and egress over common areas in the Building and on the Land.

        3. COMMENCEMENT AND EXPIRATION DATES.

        The term of this Lease shall commence on the earliest of the following dates (the "Commencement Date"): (a) the Construction Completion Date as defined in Section 1(r) above; (b) the date on which the Premises would have been substantially completed but for delay caused by Tenant or any agent, employee or contractor of Tenant; (c) the date on which the Premises are actually occupied by Tenant or (d) the date set forth in section 1.(i). Upon request of Landlord, Tenant shall enter into a memorandum stipulating the actual Commencement Date. If for any reason other than Tenant's failure to fulfill its obligations hereunder, Landlord cannot deliver possession of the Premises to Tenant on the Commencement Date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder or extend the Termination Date, but in such case Tenant shall not be obligated to pay Rent until possession of the Premises is tendered to Tenant. If Tenant's tenant improvements are not completed on the Commencement Date due to the failure of Tenant to fulfill any obligation pursuant to the terms of this Lease or any exhibit hereto, including without limitation

Tenant's failure to comply with the terms of Exhibit C, the Lease shall be deemed to have commenced upon the Commencement Date. If Tenant occupies the Premises prior to the Commencement Date, such occupancy shall be subject to all provisions hereof, such occupancy shall not advance the Termination Date, and Tenant shall pay Rent for such period at the initial rates set forth in the Basic Lease Information. In the event the Commencement Date is established as a later or earlier date than the date provided in Section 1(i) hereof, Landlord shall confirm the same to Tenant in writing. The Lease shall expire upon the Termination Date specified in Section 1(i). In the event Landlord is unable to deliver possession of premises within 30 days of Lease Commencement date, Tenant shall have the right to cancel this Lease.

        4. RENT.

               (a) Rent. Tenant shall pay Landlord without notice the Basic Rent stated in Section 1(j) hereof in advance without demand, deduction or offset on the first day of each calendar month during the term at the address specified in
Section 1(e) or such address as may be specified by Landlord. Basic Rent and Additional Rent (together "Rent") for any partial month shall be prorated in proportion to the number of days in such month.

               (b) Basic Rent Adjustment. The Basic Rent shall remained fixed for the initial term of the lease.

        5. COSTS OF OPERATIONS AND REAL ESTATE TAXES.

               (a) Definitions. In addition to the Basic Rent provided in
Section 1(j)) of this Lease, Tenant shall pay to Landlord increases under this
Section 5 as "Additional Rent," utilizing the following definitions:

                      (i) "Operating Costs" shall mean all taxes and assessments on real and personal property; any taxes levied or assessed (or any installment thereof due during the Lease Year) in addition to or in lieu of such real property or personal property taxes, or any other tax (except any federal or state net income tax or any business or occupation tax) upon leasing of the Project or rents collected; and all other expenses paid or incurred by Landlord for managing, maintaining, operating and repairing the Project and the personal property used in conjunction therewith, including without limitation, the following: (A) electricity, water, gas, sewers, refuse collection, telephone charges not charged to individual tenants and similar utility services; (B) the cost of maintaining, rehabilitating or replacing heating, mechanical, ventilating, escalator and elevator systems and restriping, repairing and repaving parking areas; (C) the cost of repairs, janitorial and cleaning services, window washing, landscape maintenance, and other general maintenance or cleaning; (D) the cost of fire, extended coverage, boiler, sprinkler, public liability, property damage, rent, earthquake (if required by any lender on the building and if such expense is included in the base year) and other insurance;
(E) wages, salaries and other labor costs, including employee benefits, of all persons who perform duties in connection with the operation, maintenance and repair of the Project; (F) fees, charges and other costs, including management fees, consulting fees, legal fees and accounting fees, of all independent contractors reasonably engaged by Landlord;
(G) management fees not to exceed 5% of gross revenues charged by Landlord if Landlord performs management services in connection with the Project; (H) the costs for the subject period (amortized over the useful life in accordance with the Internal Revenue Code) of any capital improvements made to the Project after the date of this Lease which are either designed to increase the operating efficiency of the Project or are required by applicable law; (I) cost of all licenses, permits and inspections required by governmental bodies with jurisdiction over the Premises, Project and Land; and (J) the amortized costs of renovating the carpet, paint and lighting of common hallways and lobbies; (K) deductible amounts (not to exceed $25,000) under any insurance maintained by Landlord with respect to repair or rebuilding of the Project, and (L) any other expenses or charges whether or not hereinabove described, which in accordance with generally accepted accounting and management practices would be considered an expense of managing, maintaining, operating, or repairing the Project.

                      (ii) "Operating Costs" shall not include the following:

                           (a) Costs of any special services rendered to
individual tenants (but not all tenants in the building) for which a special charge is made.

                           (b) Leasing commissions and other leasing expenses.

                           (c) Legal fees, accounting fees and other costs and
expenses associated with a breach or default by any tenant.

                      (ii) "Lease Year" shall mean the twelve-month period commencing January 1 and ending December 31.

                      (iii) "Actual Operating Costs" means the actual expenses paid or incurred by Landlord for Operating Costs during any Lease Year of the term hereof.

                      (iv) "Actual Operating Costs Allocable to the Premises" means the Tenant's share of the Actual Operating Costs determined by dividing the Rentable Square Feet in the Premises as set forth in Section 1(m) by the Rentable Square Feet in the Project and multiplying the resulting quotient by the Actual Operating Costs.

                      (v) "Estimated Operating Costs Allocable to the Premises" means Landlord's estimate of Actual Operating Costs Allocable to the Premises for the following Lease Year to be given by Landlord to Tenant pursuant to
Section 5(b)(i) below.

                      (vi) "Base Service Year" shall mean the calendar year
1997.

               (b) Additional Rent for Estimated Increases in Operating Costs.

                      (i) On or before the first (1st) day of March of each Lease Year after the Base Service Year, during the term hereof, Landlord shall furnish Tenant a written statement of the Estimated Operating Costs Allocable to the Premises for such Lease Year, and a calculation of the Additional Rent for such costs as follows: one-twelfth

(1/12) of the amount, if any, by which such amount exceeds the Operating Costs Allocable to the Premises for the Base Service Year shall be Additional Rent payable each month by Tenant as provided in Section 4. Any shortfall for elapsed portion of the Lease Year in question shall be made up with the next monthly payment. Landlord reserves the right to adjust this estimate from time to time.

                      (ii) Within ninety (90) days after the close of each Lease Year, or as soon thereafter as practicable, Landlord shall deliver to Tenant a written statement setting forth the Actual Operating Costs Allocable to the Premises during the preceding Lease Year. If such costs for any Lease Year exceed Estimated Operating Costs Allocable to the Premises paid by Tenant to Landlord pursuant to subsection (b)(i) above, Tenant shall pay the amount of such excess to Landlord as Additional Rent within fifteen (15) days after receipt of such statement by Tenant. If such statement shows such costs to be less than the amount paid by Tenant to Landlord pursuant to subsection (b)(i) above, then the amount of such overpayment by Tenant shall be credited by Landlord to the next Rent payable by Tenant. In no event shall the Rent payable by Tenant hereunder be less than the Rent specified in Section 1(j) of this Lease.

                      (iii) If this Lease shall terminate on a day other than the last day of a Lease Year, the amount of any adjustment between Estimated and Actual Operating Costs Allocable to the Premises with respect to the Lease Year in which such termination occurs shall be prorated on the basis which the number of days from the commencement of such Lease Year to and including such termination date bears to 365, and any amount payable by Landlord to Tenant or Tenant to Landlord with respect to such adjustment shall be payable within fifteen (15) days after delivery of the statement of Actual Operating Costs Allocable to the Premises with respect to such Lease Year.

               (c) Determinations. The determination of Actual Operating Costs and Estimated Operating Costs Allocable to the Premises shall be made by Landlord. Landlord or its agent shall keep records in reasonable detail showing all expenditures made for the items enumerated above, which records shall be available for inspection by Tenant at any reasonable time during the two year period following receipt of the Landlord's statement referred to in Section 5(b)(ii).

               (d) Personal Property Taxes. Tenant shall pay, prior to delinquency, all Personal Property Taxes payable with respect to all property of Tenant located on the Premises, the Building, or the Project including any improvements paid for by Tenant, and promptly, upon request of Landlord, shall provide written proof of such payment. As used herein, "Property of Tenant" shall include all improvements which are paid for by Tenant. "Personal Property Taxes" shall include all property taxes assessed against the property of Tenant, whether assessed as real or personal property.

        6. SERVICES AND UTILITIES.

               (a) Standard Services. Landlord shall maintain the Premises and the public and common areas of the Building (including the roof, exterior portions of the building, parking and landscaping) in reasonably good order and condition, except for damage occasioned by the negligent or willful act or omission of Tenant or its contractors, agents, invitees, licensees or employees, the repair of which damage shall be paid by Tenant, subject to the provisions of Section 16(c). Landlord shall furnish the Premises with electricity for normal office use, water, elevator service and reasonable 5 day per week janitorial services during the term of the Lease. Electricity use beyond normal office use and any separate metering required thereby shall be paid for by Tenant. The Basic Rent stated in Section 1(j) hereof does not include the costs of any janitorial or other service provided or caused to be provided by Landlord to Tenant which are in addition to the services ordinarily provided Building tenants.

        Landlord shall furnish the Premises with heat and air conditioning during the following hours: Monday to Friday 7:00 a.m. to 6:00 p.m., Saturday 8:00 a.m. - 5:00 p.m. and Sunday 9:00 a.m. to 1:00 p.m. Tenant may request provision of these services for other hours by giving Landlord at least 48 hours prior written notice and by paying all additional costs incurred by Landlord for such services with the next due installment of Rent at Landlord's then current overtime rate, which is currently $30 per hour. During other than normal business hours (as designated by Landlord), Landlord may restrict access to the Building in accordance with the building's security system, provided that Tenant shall have at all times during the term of this Lease (24 hours of all days) reasonable access to the Premises.

               (b) Interruption of Services. Landlord shall not be liable for any loss, injury or damage to person or property caused by or resulting from any variation, interruption, or failure of such services due to any cause whatsoever, or from failure to make any repairs or perform any maintenance, and rent shall not abate as a result thereof. No temporary interruption or failure of such services incident to the making of repairs, alterations or improvements, or due to accident, strike or conditions or events beyond Landlord's reasonable control shall be deemed an eviction of Tenant or relieve Tenant from any of Tenant's obligations hereunder.

               (c) Additional Services. Before installing lights and equipment in the Premises which in the aggregate exceed normal levels of usage (including without limitations, computer and data processing equipment), Tenant shall obtain the written permission of Landlord. Landlord may refuse to grant such permission unless Tenant shall agree to pay the costs of Landlord for installation of supplementary air conditioning capacity or electrical systems as necessitated by such equipment or lights. Notwithstanding the above, Landlord may not refuse to grant permission for equipment which, in the aggregate, does not require electrical power in excess of five (5) watts per rentable SF.

               In addition, Tenant shall in advance, on the first day of each month during the Lease term, pay Landlord the reasonable amount estimated by Landlord as the cost of furnishing electricity for the operation of such equipment or lights and the reasonable amount estimated by Landlord as the cost of operation and maintenance of supplementary air conditioning units necessitated by Tenant's use of such equipment or lights. The Rent stated in
Section 1(j) hereof does not include any amount to cover the cost of furnishing electricity or such additional air conditioning for such purposes and such costs will be paid by Tenant as Additional Rent. Landlord shall be entitled to install and operate at Tenant's cost a monitoring/metering system in the Premises to measure the added demands on electrical, heating, ventilation and air conditioning systems resulting from such equipment and lights and from Tenant's after-hours heating, ventilation and air conditioning service requirements. Tenant shall comply with Landlord's instructions for the use of drapes and thermostats in the Building.

        7. SECURITY DEPOSIT. As security for the full and faithful performance of every covenant and condition of this Lease to be performed by Tenant, Tenant has paid to Landlord the Security Deposit as specified in Section 1(m) hereof. If Tenant defaults in any respect under this Lease, Landlord may apply all or any part of the Security Deposit to the payment of any sum in default or any other sum which Landlord may be required or may in its reasonably discretion deems necessary to spend or incur by reason of Tenant's default. In such event, Tenant shall, within five (5) days of written demand therefor by Landlord, deposit with Landlord the amount so applied. If Tenant shall have fully complied with all of the covenants and conditions of this Lease, the amount of the Security Deposit to the extent not applied by Landlord under this Section 7 shall be repaid to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within thirty (30) days after the expiration or sooner termination of this Lease. In the event of Tenant's default under this Lease, Landlord's right to retain the Security Deposit shall be deemed to be in addition to any and all other rights and remedies at law or in equity available to Landlord. Landlord shall not be required to keep any Security Deposit separate from its general funds and Tenant shall not be entitled to any interest thereon.

        8. USES.

               (a) Uses. The Premises are to be used only for general office purposes ("Permitted Uses") and for no other business or purpose without the prior written consent of Landlord, which consent may be withheld if Landlord, in its sole discretion, determines that any proposed use is inconsistent with or detrimental to the maintenance and operation of the Building as a first-class office building or is inconsistent with any restriction on use of the Premises, the Building, the Project or the Land contained in any lease, mortgage or other agreement or instrument by which the Landlord is bound or to which any of such property is subject, Tenant shall not commit any act that will increase the then existing rate of insurance on the Building or the Project and will immediately pay any such increase. Tenant shall promptly pay upon demand the amount of any increase in insurance rates caused by any act or acts of Tenant. Tenant shall not commit or allow to be committed any waste upon the Premises, or any public or private nuisance or other act which disturbs the quiet enjoyment of any other tenant in the Building or which is unlawful. Tenant shall not, without the written consent of Landlord, use any apparatus, machinery or device in or about the Premises which will cause any substantial noise, vibration or fumes. If any of Tenant's office machines or equipment should disturb the quiet enjoyment of any other tenant in the Building, then Tenant shall provide adequate insulation or take other action as may be necessary to eliminate the disturbance.

               (b) Compliance With Law. Tenant shall, at Tenant's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders and requirements, including without limitation laws and regulations prohibiting discrimination on the basis of race, gender, religion, national origin, age or disability, in effect during the term hereof regulating the use, occupancy or improvement of the Premises by Tenant, Landlord or otherwise and Tenant shall be fully responsible for the cost of complying therewith.

               (c) Compliance With Rules and Regulations. Tenant shall observe and comply with all reasonable rules and regulations put into effect by Landlord. Landlord shall not be responsible to Tenant for the non-compliance with the rules and regulations of any other tenant or occupant of the Project.

        9. IMPROVEMENTS. Upon expiration or sooner termination of this Lease, all improvements and additions to the Premises, except Tenant's trade fixtures, shall be deemed the property of Landlord.

        10. TENANT IMPROVEMENTS; ACCEPTANCE OF PREMISES. The Premises shall be completed in accordance with the plans and specifications attached hereto as Exhibit C. All necessary construction shall be commenced by Landlord following Landlord's execution of this Lease and Tenant's delivery of the first month's Basic Rent, the guarantees and the Security Deposit. Landlord will exert commercially reasonable efforts to have improvements substantially completed by the date set forth in Section 1(r). Within five (5) days ("Inspection Period") after Landlord informs Tenant of such completion, Tenant shall make such inspection of the Premises as Tenant deems appropriate. Except as otherwise specified by Tenant in writing to Landlord within the Inspection Period, Tenant shall be deemed to have accepted the Premises in their then condition. If, as a result of such inspection, Tenant discovers minor deviations or variations from the plans and specifications for Tenant's improvements of a nature commonly found on a "punch list" (as the term is used in the construction industry), Tenant shall, during the Inspection Period, notify Landlord of such deviations. Landlord shall promptly repair all punch list items. The existence of such punch list items shall not postpone the Commencement Date of this Lease or the obligation of Tenant to pay Rent. Tenant acknowledges that neither Landlord nor Landlord's agent has made any representation or warranty as to the suitability of the Premises for the conduct of Tenant's business, and Tenant hereby waives any rights, claims or actions against Landlord under any express or implied warranties of suitability.

        11. CARE OF PREMISES. Tenant shall, at Tenant's sole cost and expense, keep the Premises and every part thereof in good condition and repair, damage thereto from causes beyond the reasonable control of Tenant and ordinary wear and tear and damage by fire and other casualty not intentionally caused by Tenant excepted. Tenant shall be responsible for the cleaning of any common areas of the Building and the Project if such cleaning is necessary due to Tenant's use of such common areas in a manner other than the normal, reasonable use of such areas. All damages or injury done to the Premises, Building or Project by Tenant or by any persons who may be in or upon the Premises, Building or Project with the express or implied consent of Tenant, including but not limited to the cracking or breaking of any glass of windows and doors, shall be paid for by Tenant and Tenant shall pay for all damage to the Project caused by acts or omissions of Tenant or Tenant's officers, contractors, agents, invitees, licensees, or employees subject to the provisions of section 16(c). If Tenant fails to perform Tenant's obligations under this Section 11, Landlord may at Landlord's option enter upon the Premises after ten (10) days' prior notice to Tenant and put the affected portion of the Project in good order, condition and repair and the cost thereof together with interest thereon at the rate of 15% per annum shall be due and payable as Additional Rent to Landlord together with Tenant's next installment of Basic Rent. All normal repairs shall be those reasonably determined by Landlord as necessary to maintain the Project as a first-class office building complex.

        12. ALTERATIONS AND ADDITIONS.

               (a) Tenant shall not make any alterations, improvements, additions, or utility installations in or about the Premises or make changes to locks on doors, or add, disturb or in any way change any floor covering, wall covering, fixtures, plumbing or wiring (collectively, "Alterations") without first obtaining the written consent of Landlord and, where appropriate, in accordance with plans and specifications approved by Landlord. Any such Alterations shall not adversely affect either the strength or exterior appearance, or the mechanical, electrical, or plumbing services of the Building and the Project. Any alterations required to be made to the Premises by any applicable building, health, safety, fire, nondiscrimination, or similar law or regulation ("law"), but only to the extent such alterations are not also required to be made generally throughout the building, shall be made at Tenant's sole expense and shall be subject to the prior written consent of Landlord. Tenant shall reimburse Landlord for any sums expended for examination and approval of architectural or mechanical plans and specifications of the Alterations. Tenant shall also pay Landlord a sum equal to the direct costs incurred during any inspection or supervision of the Alterations. Landlord may require a lien and completion bond for such construction, or require the improvements (except for any cabling installed by the Tenant) be removed at the expiration of the Term. Tenant acknowledges and agrees that a material condition to the granting of approval of Landlord to any alterations and/or improvements and/or repairs required under this Lease or desired by Tenant is that the contractors who perform such work shall carry a Comprehensive Liability Policy covering both bodily injury, in the amount of $100,000 per person and $300,000 aggregate, and property damages, in the amount of $300,000, at Tenant's expense. Landlord may require proof of such insurance coverage from each contractor at the time of submission of Tenant's request for Landlord's consent to commence work. Landlord's approval of the plans, specifications and working drawings for Tenant's alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. Tenant shall indemnify and hold Landlord harmless from any liability, claim or suit, including attorneys' fees, arising from any injury, damage, cost or loss sustained by persons or property as a result of any defect in design, material or workmanship.

               (b) Tenant shall pay, when due, all claims for labor or materials furnished to or for Tenant at or for use in the Premises, which claims are or may be secured by any mechanics' or materialmen's liens against the Premises or any interest therein. Within ten (10) days after notice thereof, Tenant shall remove or cause to be removed all liens filed against the Project or any portion thereof in connection with any Alterations or other work performed by or at the request of Tenant.

               (c) Tenant shall not put curtains, draperies or other hangings or signs on or beside the windows in the Premises.

               (d) Unless Landlord requires their removal, all Alterations (other than trade fixtures and movable equipment) which may be made on the Premises shall become the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the term.

        13. ACCESS. Tenant shall permit Landlord and its agents to enter the Premises at all reasonable times for the purpose of inspecting, cleaning, repairing, altering or improving the Premises or the Building. Nothing contained in this Section 13 shall be deemed to impose any obligation upon Landlord not expressly stated elsewhere in this Lease. Landlord may temporarily close any portion of the Building or Project without liability to Tenant by reason of such closure, and such closure shall not constitute an eviction of Tenant or release Tenant from any Rent or other obligations hereunder, provided that the Landlord does not preclude Tenant's access to the premises and such closure does not materially interfere with Tenant's use and occupancy of the premises. Landlord shall have the right to enter the Premises for the purpose of showing the Premises to prospective purchasers or mortgagees at all reasonable times. Landlord shall have the right to enter the Premises for the purpose of showing the Premises to prospective tenants within the period of one hundred eighty
(180) days prior to the expiration or sooner termination of the Lease term.

        14. DAMAGE OR DESTRUCTION.

               (a) Damage and Repair. If the Building is damaged by fire or any other cause to such extent that the cost of restoration, as reasonably estimated by Landlord, will equal or exceed thirty percent (30%) of the replacement value of the Building, or if insurance proceeds sufficient for restoration are for any reason unavailable, then Landlord may, no later than the sixtieth day following the damage, give Tenant a notice of Landlord's election to terminate this Lease. In the event of such election this Lease shall be deemed to terminate on the third day after the giving of such notice, Tenant shall surrender possession of the Premises within a reasonable time thereafter, the Rent and Additional Rent shall be apportioned as of the date of Tenant's surrender and any Rent paid for any period beyond such date shall be repaid to Tenant. If the cost of restoration as estimated by Landlord shall amount to less than thirty percent (30%) of said replacement value of the Building and insurance proceeds sufficient for restoration are available, or if Landlord does not elect to terminate this lease, Landlord shall restore the Building and the Premises (to the extent of the improvement of the Premises originally provided by Landlord hereunder) with reasonable promptness, subject to delays beyond Landlord's control and delays in the making of insurance adjustments by Landlord. To the extent that the Premises are rendered untenantable, the Rent shall proportionately abate, except in the event such damage resulted from the willful or intentional act or omission of Tenant, in which event Rent shall abate only to the extent Landlord receives proceeds from any rental income insurance policy to compensate Landlord for loss of Rent hereunder.

               (b) Destruction During Last Year of Term. In case the Building shall be substantially destroyed by fire or other cause at any time during the last Lease Year of this Lease, Landlord may terminate this Lease upon written notice to Tenant if given within sixty (60) days of the date of such destruction.

               (c) Business Interruption. No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises, the Building or the Project. Landlord shall use its best efforts to effect such repairs promptly.

               (d) Tenant Improvements. Landlord will not carry insurance of any kind on any improvements paid for by Tenant as provided in Exhibit C or on Tenant's furniture, furnishings, fixtures, equipment or appurtenances of Tenant under this Lease and Landlord shall not be obligated to repair any damage thereto or replace the same.

        15. CONDEMNATION.

               (a) Taking. If all of the Premises or such portions of the Building or Project as may be required for the reasonable use of the Premises are taken by eminent domain, this Lease shall automatically terminate as of the date title vests in the condemning authority. In the event of a taking of a material part, but less than all, of the Building or Project, where Landlord shall determine that the remaining portions of the Building or Project cannot be economically and effectively used by it (whether on account of physical, economic, aesthetic or other reasons) or where Landlord determines the Building should be restored in such a way as to materially alter the Premises, Landlord shall forward a written notice to Tenant of such determination not more than sixty (60) days after the date of taking. The term of this Lease shall expire upon such date as Landlord shall specify in such notice but not earlier than sixty (60) days after the date of such notice. In case of taking of a part of the Premises, or a portion of the Building or Project not required for the reasonable use of the Premises, then this Lease shall continue in full force and effect and the Rent shall be equitably reduced based on the proportion by which the floor area of the Premises is reduced; however, if the floor area of the premises is reduced by more than five percent (5%), Tenant may terminate this Lease upon thirty (30) days notice to Landlord.

               (b) Awards and Damages. Landlord reserves all rights to damages to the Premises for any partial, constructive, or entire taking by eminent domain, and Tenant hereby assigns to Landlord any right Tenant may have to such damages or award, and Tenant shall make no claim against Landlord or the condemning authority for damages for termination of the leasehold interest or interference with Tenant's business. Tenant shall have the right, however, to claim and recover from the condemning authority compensation for any loss to which Tenant may be put for Tenant's moving expenses, business interruption or taking of Tenant's personal property (not including Tenant's leasehold interest) provided that such damages may be claimed only if they are awarded separately in the eminent domain proceedings and not out of or as part of the damages recoverable by Landlord.

        16. INDEMNIFICATION.

               (a) Indemnity. Subject to provisions of section 16.c, Tenant shall indemnify, defend and hold Landlord harmless from and against all loss, cost and expense, including attorneys fees, arising from any act, omission, or negligence of Tenant or its officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors in or about the Premises or Project, or arising from any injury or damage to any person or property, occurring in or about the Premises or Project as a result of any act, omission or negligence of Tenant, or its officers, contractors, licensees, agents, employees, guests, or visitors or arising from any breach or default under this Lease by Tenant. The foregoing provisions shall not be construed to make Tenant responsible for loss, damage, liability or expense resulting from injuries to third parties caused solely by the gross negligence of Landlord, or its officers, contractors, licensees, agents, employees, invitees or other tenant of the Project.

               (b) Exemption of Landlord From Liability. As a material part of the consideration to Landlord, Tenant hereby agrees that, notwithstanding anything to the contrary in Section 16(a) above, Landlord shall in no event be liable for injury to Tenant's business or assets or any loss of income therefrom or for damage to Tenant's employees, invitees, customers, or any other person in or about the Premises, whether such damage, loss or injury results from conditions arising upon the Premises or upon other portions of the Project of which Premises are a part (including, without limitation, damage caused by the Project or any portion thereof or a appurtenance thereto being out of repair, or the bursting, leakage of any water, gas, sewer or steam pipe), or from other sources or places, and regardless of whether the cause of such damage, loss or injury or the means of repairing the same is inaccessible to Tenant. Tenant further agrees that notwithstanding anything to the contrary in Section 16(a) above, Landlord shall in no event be liable for any injury or damage to any person or property of Tenant, Tenant's employees, invitees, customers, agents or contractors caused by theft or arising from any act, omission or neglect of any tenant or occupant of the Project or any other third person.

               (c) Waiver of Subrogation. Each party agrees to use commercially reasonable efforts to cause its insurance carriers to consent to a waiver of rights of subrogation against the other party. If such waiver shall be obtainable only at a premium over that chargeable without such a waiver, the party seeking such policy shall notify the other and the party in whose favor the waiver is desired shall pay the additional premium. Each party shall look first to any insurance in its favor before making claim against the other party. Whether the loss or damage is due to the negligence of either Landlord or Tenant, their agents or employees, or any other cause, Landlord and Tenant do each hereby release and relieve the other, their agents or employees, from responsibility for, and waive their entire claim of recovery for (i) any loss or damage to the real or personal property of either located anywhere in the Project, including the Project itself, arising out of or incident to the occurrence of any of the perils which are covered by their respective property and related insurance policies, and (ii) any loss resulting from business interruption at the Premises or loss of rental income from the Project, arising out of or incident to the occurrence of any of the perils which may be covered by any business interruption insurance policy or by any loss of rental income insurance policy held by Landlord or Tenant, to the extent to which it is covered, or is required under the provisions of this Lease to be covered by a policy or policies containing a waiver of subrogation or permission to release liability.

        17. HAZARDOUS SUBSTANCES.

        Tenant shall not dispose of or otherwise allow the release of any hazardous waste or materials in, on or under the Premises, the Project or any adjacent property, except for normal office products used and disposed of in accordance with applicable laws. Tenant represents and warrants to Landlord that Tenant's intended use of the Premises does not involve the use, production, disposal or bringing on to the Premises or the Project of any hazardous waste or materials, except for normal office products used and disposed of in accordance with applicable laws. As used herein, the term "hazardous waste or materials" means any material or substance that, as of the date of this Agreement, is defined or classified under federal, state, or local laws as: (a) a "hazardous substance" pursuant to section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601(4), section 311 of the Federal Water Pollution Control Act, 33 U.S.C. Section 1321; (b) a "hazardous waste" pursuant to section 1004 or section 3001 of the Resource Conservation and Recovery Act, 42 U.S.C. sections 6903,6921; (c) a toxic pollutant under section 307(a)(1) of the Federal Water Pollution Control Act, 33 U.S.C. Section 1317(a)(1); (d) a "hazardous air pollutant" under section 112 of the Clean Air Act, 42 U.S.C. Section 7412; (e) a "hazardous Material" under the Hazardous Materials Transportation Uniform Safety Act of 1990, 49 U.S.C. App. Section 1802(4); (f) toxic or hazardous pursuant to regulations promulgated under the aforementioned laws; or (g) presenting a risk to the environment under other applicable federal, state, or local laws, ordinances, or regulations. "Hazardous Substances" specifically include, but is not limited to, asbestos, polychlorinated biphenyls ("PCBs"), petroleum and petroleum-based derivatives, and urea formaldehyde. Tenant shall promptly comply with all applicable laws and with all orders, decrees or judgments of governmental authorities or courts having jurisdiction relating to hazardous waste or materials.

        Tenant agrees to indemnify, defend and hold harmless Landlord against any and all loss, cost and expense (including, without limitation, consultants' fees, attorneys' fees and disbursements) which may be imposed on, incurred or paid by, or asserted against Landlord or the Premises or the Project by reason of, or in connection with (i) any misrepresentation, breach of warranty or other default by Tenant under this Lease, or (ii) the acts or omissions by Tenant under this Lease, or (iii) the acts or omissions of Tenant, or any sublessee or other person for whom Tenant would otherwise be liable, resulting in the release of any hazardous waste or materials.

        18. INSURANCE.

               (a) Required Policies. Tenant shall, throughout the term of this Lease and any renewal hereof, at its own expense, keep and maintain in full force and effect: (i) a policy of commercial liability insurance including a contractual liability endorsement covering Tenant's obligations under Section 16 and 17, with a limit of not less than One Million Dollars ($1,000,000) combined single limit (the limits of said insurance shall not, however, limit the liability of Tenant hereunder); and (ii) what is commonly referred to as "all risk" coverage insurance (but excluding earthquake and flood) on Tenant's leasehold improvements in an amount not less than the current One Hundred Percent (100%) replacement value thereof; and (iii) business interruption insurance in an amount sufficient to cover costs, expenses, costs due hereunder, damages and lost income should the Premises not be fully usable for a period of up to 6 months. Such policy shall name Landlord as an additional insured and shall contain a provision or endorsement providing that the insurance afforded by such policy for the benefit of Landlord shall be primary as respects any claims, losses or liabilities arising out of the use of the Premises or the

Building or the Common Areas by the Tenant or by tenant's operation and that any insurance carried by Landlord shall be excess and non-contributing.

               (b) Insurance Policy Requirements. Insurance policies required hereunder shall be issued by companies which are currently rated AXII or better in "Best's Insurance Guide." No insurance policy required under this Section 18 shall be canceled or reduced in coverage and each insurance policy shall provide that it is not subject to cancellation or a reduction in coverage except after thirty (30) days prior written notice to Landlord.

       Tenant shall deliver to Landlord upon the Commencement Date and from time to time thereafter, copies of policies of such insurance or certificates evidencing the existence and amounts of same containing loss payable clauses satisfactorily to Landlord and naming Landlord as Additional Insured thereunder.

               (c) Landlord's Insurance. Landlord agrees to acquire, maintain and pay for, during the full term of this Lease, "all risk" property damage insurance against such risks and hazards as are customarily insured against by others similarly situated and operating like properties, but excluding earthquake and flood, covering the Building, including the Premises for such amounts and upon such terms as would a prudent owner of such property similar to and in the general area of the Building, and shall name Tenant as an additional insured thereon. Such insurance shall be acquired from a company authorized to do business in the State of Washington and rated as AXII or better in "Best's Insurance Guide." Upon request by Tenant, Landlord shall notify Tenant of the amount and type of insurance carried by Landlord pursuant to this section.

        19. ASSIGNMENT AND SUBLETTING.

               (a) Tenant shall not assign, mortgage, encumber or otherwise transfer this Lease or sublet the whole or any part of the Premises without in each case first obtaining Landlord's prior written consent, which Landlord may not unreasonably withhold. Without limiting the foregoing, Landlord may withhold its consent if in Landlord's judgment occupancy by any proposed assignee, subtenant or other transferee: (i) is not consistent with the maintenance and operation of a first-class suburban office building due to the proposed occupant's nature or manner of conducting business or its experience or reputation in the community, or (ii) is likely to cause disturbance to the normal use and occupancy of the Building or Project by other tenants, their employees, customers, clients or other guests or visitors. Landlord may withhold in its absolute and sole discretion, consent to any mortgage, hypothecation, pledge or other encumbrance of any interest in this Lease by Tenant or any subtenant, whereby this Lease or any interest therein becomes collateral for any obligation of Tenant or any other person.

               (b) In the event Tenant should desire to assign this Lease or sublet the Premises or any part hereof, Tenant shall give Landlord written notice at least forty five (45) days in advance of the date on which Tenant desires to make such assignment or sublease, which notice shall specify, (i) the name and business of the proposed assignee or sublessee, (ii) the amount and location of the space affected, (iii) the proposed effective date and duration of the subletting or assignment, and (iv) the proposed rental to be paid to

Tenant by such sublessee or assignee. Landlord shall then have a period of twenty (20) days following receipt of such notice within which to notify Tenant in writing that Landlord elects either (1) to terminate this Lease as to the space so affected as of the date so specified by Tenant and reclaim that portion of the Premises (in which event Landlord may enter into a lease with any such proposed subtenant or assignee upon the rent and terms agreed to by each subtenant or assignee or on such other terms as may be agreed upon by Landlord and such subtenant or assignee) or, (2) to permit Tenant to assign or sublet such space, in which event if the proposed rental rate between Tenant and sublessee is greater than the rental rate of this Lease, then such excess rental to be deemed additional rent owed by Tenant to Landlord under this Lease, and the amount of such excess, including any subsequent increases due to escalation or otherwise, to be paid by Tenant to Landlord in the same manner that Tenant pays the rental hereunder and in addition thereto, or (3) to withhold consent to Tenant's assignment or subleasing such space and to continue this Lease in full force and effect as to the entire Premises.

               (c) Except as provided above, no assignment, subletting or other transfer shall relieve Tenant of any liability under this Lease. Consent to any such assignment, subletting or transfer shall not operate as a waiver of the necessity for consent to any subsequent assignment, subletting or transfer. In connection with each request for an assignment or subletting, Tenant shall pay the reasonable cost of processing such assignment or subletting, including attorneys fees, upon demand of Landlord. Tenant shall provide Landlord with copies of all assignments, subleases and assumption instruments. If Tenant is a corporation or partnership, any transfer of a controlling ownership interest in Tenant or any transfer of this Lease by merger, consolidation or liquidation, shall be deemed an assignment under this Section 19. Any assignee or subtenant shall assume all of Tenant's obligations under this Lease and be jointly and severally liable with Tenant hereunder.

        20. LIENS AND INSOLVENCY.

               (a) Liens. Tenant shall keep its interest in this Lease and any Property of Tenant (other than unattached personal property) and the Premises, and the Project free from any liens arising out of any work performed or materials ordered or obligations incurred by or on behalf of Tenant and hereby indemnifies and holds Landlord harmless from any liability from any such lien. In the event any lien is filed against the Premises, the Project or any portion thereof by any person claiming by, through or under Tenant, Tenant shall, upon request of Landlord, at Tenant's expense, immediately either cause such lien to be released of record or furnish to Landlord a bond in form and amount and issued by a surety satisfactory to Landlord, indemnifying Landlord, and the Project against all liability, costs and expenses, including attorneys fees, which Landlord may incur as a result thereof. Provided that such bond has been furnished to Landlord, Tenant, at its sole cost and expense and after written notice to Landlord, may contest, by appropriate proceedings conducted in good faith and with due diligence, any lien, encumbrance or charge against the Premises arising from work done or materials provided to and for Tenant, if, and only if, such proceedings suspend the collection thereof against Landlord, Tenant and the Premises and neither the Premises, nor the Project, nor any part thereof or interest therein is or will be in any danger of being sold, forfeited or lost.

               (b) Insolvency. If Tenant becomes insolvent or voluntarily or involuntarily bankrupt, or if a receiver, assignee or other liquidating officer is appointed for the business of tenant, Landlord at its option may terminate this Lease and Tenant's right of possession under this Lease and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant in any bankruptcy, insolvency or reorganization proceeding.

        21. DEFAULT.

               (a) Default By Tenant. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by
Tenant: (i) the abandonment of the Premises by Tenant or the vacating of the Premises for more than thirty (30) consecutive days; (ii) the failure by Tenant to make any payment of Rent or any other payment required to be made by Tenant hereunder, within five (5) days of date due; (iii) the failure by Tenant to observe or perform any of the other covenants, conditions or provisions of the Lease, where such failure shall continue for a period of twenty (20) days; provided, however, if more than twenty (20) days are reasonably required for its cure then Tenant shall not be deemed to be in default if Tenant commences such cure within said 20-day period and thereafter diligently prosecutes such cure to completion; (iv) the making by Tenant of any general assignment or general arrangement for the benefit of creditors; (v) the filing by or against Tenant of a petition to have Tenant adjudged bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days);
(vi) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in the Lease, where possession is not restored to Tenant within thirty
(30) days; or (vii) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days. The above notice periods may, at the election of Landlord, run concurrently with any statutorily required notice periods.

               (b) Remedies Cumulative; Injunction. All rights and remedies of Landlord herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law or in equity. In addition to the other remedies in this Lease provided, Landlord shall be entitled to restrain by injunction the violation or attempted violation of any of the covenants, agreements or conditions of this Lease.

               (c) Landlord's Remedies Upon Tenant Default. Upon an uncured default of this Lease by Tenant, Landlord, besides other rights or remedies it may have, at its option, may enter the Premises or any part thereof, either with or without process of law, and expel, remove or put out Tenant or any other persons who may be thereon, together with all personal property found therein. No such reentry shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant. Landlord may terminate this Lease, or it may from time to time, without terminating this Lease and as agent of Tenant, relet the Premises or any part thereof for such term or terms (which may be for a term less than or extending beyond the term hereof) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, with the right to repair, renovate, remodel, redecorate, alter and change the Premises, Tenant remaining liable for any deficiency computed as hereinafter set forth. In the case of any default, re-entry and/or dispossession, by summary proceedings or otherwise, all Rent and Additional Rent shall become due thereupon and be paid up to the time of such re-entry or dispossession, together with such expenses as Landlord may reasonably incur for attorneys fees, advertising expenses, brokerage fees and/or putting the Premises in good order or preparing the same for re-rental, together with interest thereon as provided in Section 30(q) hereof, accruing from the date of any such expenditure by Landlord.

        At the option of Landlord, rents received by Landlord from such reletting shall be applied first to the payment of any indebtedness from Tenant to Landlord other than Rent and Additional Rent due hereunder; second, to the payment of any costs and expenses of such reletting and including, but not limited to, attorneys fees, advertising fees and brokerage fees, and to the payment of any repairs, renovations, remodeling, redecoration, alterations, and changes in the Premises; third, to the payment of Rent and Additional Rent due and to become due hereunder, and if after so applying said Rents there is any deficiency in the Rent or Additional Rent to be paid by Tenant under this Lease, Tenant shall pay any deficiency to Landlord monthly on the dates specified herein and any payment made or suits brought to collect the amount of the deficiency for any month shall not prejudice in any way the right of Landlord to collect the deficiency for any subsequent month. The failure or refusal of Landlord to relet the Premises or any part or parts thereof shall not release or affect Tenant's liability hereunder, nor shall Landlord be liable for failure to relet, or in the event of reletting, for failure to collect the Rent thereof, and in no event shall Tenant be entitled to receive any excess of net Rents collected over sums payable by Tenant to Landlord hereunder, however, Landlord shall have the obligation to exert reasonable efforts to mitigate damages, provided that Landlord shall not be required to relet the Premises prior to leasing any other space owned by the Landlord, or its affiliates, within a one mile radius. No such re-entry or taking possession of the Premises shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention be given to Tenant. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach and default. Should Landlord at any time terminate this Lease by reason of any default, in addition to any other remedy it may have, it may recover from Tenant the present value, using a ten percent (10%) discount rate, of the amount of Rent and Additional Rent reserved in this Lease for the balance of the Term, as it may have been extended, less the amount that Tenant proves could be collected for the remainder of the Term, plus all court costs and attorneys fees incurred by Landlord in the collection of the same.

        Tenant acknowledges that certain benefits or concessions provided by Landlord are conditioned upon Tenant's timely, full and faithful performance of each and every obligation, covenant, representation and warranty of this Lease throughout the entire term of this Lease, even though such benefits or concessions may be realized by Tenant over less than the entire term of this Lease. Accordingly, notwithstanding anything to the contrary contained herein, in the event Landlord brings an action against Tenant for default under this Lease which results in a termination of this Lease and eviction of Tenant, Landlord shall become immediately entitled to receive from Tenant as Additional Rent the amount of all such benefits and concessions allocable to the balance of the Lease term on a pro rata basis, i.e. an amount equal to the product of (x) the sum of (a) any amounts theretofore or thereafter paid by Landlord to Tenant or to any third party, or any amounts credited to Tenant or to any third party, for or on account of (i) any moving, tenant improvement, decorating or other allowance or credit granted to Tenant but only to the extent such tenant improvements are demolished for the next occupant of the premises, (ii) any real estate commission paid on account of this Lease, and (iii) any expenses or costs related to assumption by Landlord of any other lease, plus (b) an amount equal to the difference between the rent as specified in Section 4 above and rent for any period for which this Lease provides any lesser amount including zero or nominal rent, including for any period of early occupancy of the Premises prior to the commencement of the term of this Lease, plus (c) the amount spent by Landlord for any tenant improvements to the Premises but only to the extent such tenant improvements are demolished for the next occupant of the premises; multiplied by (y) a fraction, the numerator of which is the number of days of the term of this Lease remaining between the date of default and the expiration of the term of this Lease, and the denominator of which is the total number of days of the term of this Lease. By way of example, if Tenant receives a moving allowance of $1,000, the Lease term is 3 years (1,095 days) and a default occurs at the end of the first year such that there were 2 years (730 days) remaining, the Tenant shall pay as additional rent the sum of $666.67, which is computed as follows:
($1,000 x 730)/1,095 = $666.67.

               (d) Waiver of Redemption Rights. Tenant, for itself, and on behalf of any and all persons claiming through or under it, including creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law, to redeem the Premises or to have a continuance of this Lease for the term hereof, as it may have been extended, after having been dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided.

               (e) Nonpayment of Additional Rent. All costs and expenses which Tenant assumes or agrees to pay to Landlord pursuant to this Lease shall be deemed Additional Rent and, in the event of nonpayment thereof, Landlord shall have all the rights and remedies herein provided for in case of nonpayment of Rent.

               (f) Interest. All past due Rent shall bear interest at the rate of 15% per annum.

        22. PRIORITY.

               (a) Subordination of Lease. This Lease shall be subordinate to any mortgage or deed of trust now existing or hereafter placed upon the Premises or the Project or any portion thereof containing the Premises, created by or at the instance of Landlord, and to any and all advances to be made thereunder and to interest thereon and all modifications, renewals and replacements or extensions thereof ("Landlord's Mortgage") provided however, that the holder of any Landlord's Mortgage or any person or persons purchasing or otherwise acquiring the Premises, the Project or any portion thereof containing the Premises at any sale or other proceeding under any Landlord's Mortgage may elect to continue this Lease in full force and effect; and in such event, Tenant shall attorn to such person or persons. Tenant shall properly execute, acknowledge and deliver documents which the holder of any Landlord's Mortgage may require to effectuate the provisions of this Section 22 within five (5) days after Landlord's request. Not withstanding the above, Landlord shall use commercially reasonable efforts to cause any holder of Landlord's mortgage to enter into a Nondisturbance Agreement with Tenant which shall provide in essence that upon any foreclosure of any mortgage or deed of trust by such holder of Landlord's mortgage, that such holder will not disturb Tenant's rights pursuant to this Lease, so long as Tenant is not in default pursuant to the provisions of this Lease.

        23. ESTOPPEL CERTIFICATES.

               (a) Delivery of Estoppel. Tenant shall, from time to time, upon written request of Landlord, execute, acknowledge and deliver to Landlord or its designee a written statement stating: The date this Lease was executed and the date it expires; the date the term commenced and the date Tenant accepted the Premises; the amount of Basic Rent and the amount of Additional Rent currently being paid towards increases in Operating Costs, and the date to which such Rent has been paid; and certifying: (i) whether this Lease is in full force and effect and has not been assigned or amended in any way (or specifying the date and terms of agreement so affecting this Lease); (ii) whether this Lease represents the entire agreement between the parties as to this leasing; that all obligations under this Lease to be performed by the Landlord have been satisfied or specifying those that have not been satisfied; (iii) whether on this date there are no existing claims, defenses or offsets which the Tenant has against the enforcement of this Lease by the Landlord; (iv) whether no Rent has been paid more than one month in advance; and that no security has been deposited with Landlord (or, if so, the amount thereof); and (v) such other items as Landlord shall reasonably request. It is intended that any such statement delivered pursuant to this Section may be relied upon by a prospective purchaser of Landlord's interest or holder of any mortgage upon Landlord's interest in the Building or the Project.

               (b) Failure to Deliver Estoppel. If Tenant shall fail to respond within ten (10) days of receipt by Tenant of a written request by Landlord as herein provided, Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee and to have certified that this Lease is in full force and effect, that there are no uncured defaults in Landlord's performance, that the security deposit is as stated in the Lease, and that not more than one month's Rent has been paid in advance.

        24. SURRENDER OF POSSESSION. Subject to the terms of Section 14 relating to damage and destruction, upon expiration of the term of this Lease, whether by lapse of time or otherwise, Tenant shall promptly and peacefully surrender the Premises to Landlord "broom-clean" and in as good condition as when received by Tenant from Landlord or as thereafter improved, damage thereto from causes beyond the reasonable control of Tenant, ordinary wear and tear and damage by fire or casualty not intentionally caused by Tenant excepted. Tenant shall remove all of its personal property and trade fixtures from the Premises and the Project at the expiration of the term and repair any damage caused by such removal; any property not so removed shall be deemed abandoned and may be sold or otherwise disposed of as Landlord deems advisable.

        25. NON-WAIVER. Waiver by Landlord of any term, covenant or condition herein contained or any breach thereof shall not be deemed to be a waiver of such term, covenant, or condition or of any subsequent breach of the same or any other term, covenant, or condition herein contained. The subsequent acceptance of Rent or Additional Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent or Additional Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent or Additional Rent.

        26. HOLDOVER. If Tenant remains in possession of the Premises or any part thereof after the expiration of the term of this Lease with the express written consent of Landlord, such occupancy shall be a tenancy from month-to-month at a rental in the amount equal to one and one-half (1-1/2) times the last monthly rental plus all other charges payable under this Lease, and subject to all of the terms, covenants and conditions of this Lease applicable to a month-to-month tenancy. Tenant acknowledges and agrees that this Section 26 does not grant any right to Tenant to holdover.

        27. LANDLORD'S LIABILITY. Anything in this Lease to the contrary notwithstanding, covenants, undertakings and agreements herein made on the part of Landlord are made and intended not as personal covenants, undertakings and agreements for the purpose of binding Landlord personally or the assets of Landlord except Landlord's interest in the Premises and Building, but are made and intended for the purpose of binding only the Landlord's interest in the Premises and Building, as the same may from time to time be encumbered. No personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforceable against Landlord or its partners or their respective heirs, legal representatives, successors or assigns on account of the Lease or on account of any covenant, undertaking or agreement of Landlord in this Lease contained.

        28. TRANSFER OF LANDLORD'S INTEREST. In the event of any transfer of Landlord's interest in the Premises or in the Building, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer and such transferee shall have no obligation or liability with respect to any matter occurring or arising prior to the date of such transfer. Tenant agrees to attorn to the transferee.

        29. RIGHT TO PERFORM. If Tenant shall fail to pay any sum of money required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for ten (10) days after notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make such payment or perform any such other act on Tenant's part to be made or performed as provided in this Lease. Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment of sums due under this Section 29 as in the case of default by Tenant in the payment of Rent.

        30. GENERAL.

               (a) Headings. Titles to Sections of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

               (b) Heirs and Assigns. All of the covenants, agreements, terms and conditions contained in this Lease shall inure to and be binding upon the Landlord and Tenant and their respective heirs, executors, administrators, successors and assigns.

               (c) Authority. Each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant, and that this Lease is binding upon Tenant in accordance with its terms.

               (d) No Brokers. Except as set forth in Section 1(q), Tenant represents and warrants to Landlord that it has not engaged any broker, finder or other person who would be entitled to any commission or fees in respect of the negotiation, execution or delivery of this Lease and shall indemnify and hold harmless Landlord against any loss, cost, liability or expense incurred by Landlord as a result of any claim asserted by any such broker, finder or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Tenant.

               (e) Entire Agreement. This Lease is the final and complete expression of Landlord and Tenant relating in any manner to the leasing, use and occupancy of the Premises, to Tenant's use of the Project or portions thereof, and other matters set forth in this Lease. No prior agreements or understanding pertaining to the same shall be valid or of any force or effect and the covenants and agreements of this Lease shall not be altered, modified or added to except in writing signed by both Landlord and Tenant.

               (f) Severability. Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof and the remaining provisions hereof shall nevertheless remain in full force and effect.

               (g) Force Majeure. Except for the payment of Rent, Additional Rent or other sums payable by Tenant to Landlord, time periods for Tenant's or Landlord's performance under any provisions of this Lease shall be extended for periods of time during which Tenant's or Landlord's performance is prevented due to circumstances beyond Tenant's or Landlord's control, including without limitation, strikes, unavailability or delay in obtaining fuel, labor or materials, accidents, floods, defective materials, fire or other casualty, adverse weather conditions, inability to obtain building or use and occupancy certificates, embargoes, governmental regulations, acts of God, war or other strife, or other causes similar or dissimilar.

               (h) Notices. All notices under this Lease shall be in writing and delivered in person or sent by registered or certified mail, postage prepaid, to Landlord and to Tenant at the Addresses provided respectively in Section 1(e) and 1(c) (provided that after the Commencement Date any such notice shall be mailed or delivered by hand to Tenant at the Premises) and to the holder of any mortgage or deed of trust at such place as such holder shall specify to Tenant in writing; or such other addresses as may from time to time be designated by any such party in writing. Notices mailed as aforesaid shall be deemed given on the date of such mailing.

               (i) Costs and Attorneys Fees. If Tenant or Landlord shall bring any action for any relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of Rent, Additional Rent or other payments hereunder or possession of the Premises each party shall, and hereby does, to the extent permitted by law, waive trial by jury and the losing party shall pay the prevailing party a reasonable sum for attorneys fees in such suit, at trial and on appeal, and such attorneys fees shall be deemed to have accrued on the commencement of such action.

               (j) Governing Law. This Lease shall be governed by and construed in accordance with the internal laws of the state of Washington.

               (k) Recording. Tenant shall not record this Lease or a memorandum hereof without Landlord's prior written consent and such recordation shall, at the option of Landlord, constitute a non-curable default of Tenant hereunder.

               (1) Waivers. No waiver by Landlord of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach at the time of acceptance of such rent.

               (m) Time of Essence. Time is of the essence for the performance of all of the obligations specified hereunder.

               (n) Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

               (o) Right to Change Public Spaces. Landlord shall have the right at any time, without thereby creating an actual or constructive eviction or incurring any liability to tenant therefor, to change the arrangement or location of such of the following as are not contained within the Premises or any part thereof: entrances, passageways, doors and doorways, corridors, stairs, toilets and other like public service portions of the Building. Nevertheless, in no event shall Landlord diminish any service, change the arrangement or location of the elevators serving the Premises, make any change which shall diminish the area of the Premises, or make any change which shall change the character of the Building from that of a first-class office building.

               (p) Name. The Building and the Project will be known by such name as Landlord may designate from time to time. Landlord reserves the right to name and rename the Building and/or the Project from time to time and to install signs accordingly, without compensation or prior notice to Tenant.

               (q) Overdue Payments. Any Rent, Additional Rent or other sums payable by Tenant to Landlord under this Lease which shall not be paid when due thereof, shall bear interest at a rate equal to fifteen percent (15%), calculated from the original due date thereof to the date of payment. Any late payment of Rent (i.e. Not paid within five (5) days when due) shall also be subject to a collection fee equal to the greater of $100.00 or five percent (5%) of the amount due.

               (r) Relocation of Premises. During the term of the Lease Landlord may relocate the Tenant's Premises within the Project. Said relocation shall be at the total cost and expense of Landlord. In the event Landlord so elects to relocate Tenant, Landlord shall notify Tenant, specifying the relocation space to Tenant. Tenant shall have fifteen (15) days from the receipt of said notice to alert to accept said relocation. In the event that the relocation proposal is accepted by Tenant, Landlord and Tenant shall revise the Tenant's Lease to reflect the new space. Upon such relocation, such new space shall be deemed the Premises hereunder for all purposes and the Lease shall be deemed amended to that effect without further formality. Rental rates for the new space shall be the same as those agreed to in the original Lease Agreement, subject to adjustment for additional space, or less space, as agreed to by the parties. All other terms and conditions of the original Lease shall remain in full force and effect. In the event that Tenant elects not to accept the relocation of its Premises, Tenant shall so notify Landlord in writing. Landlord shall then have the option for thirty (30) days to terminate Tenant's Lease, or to allow Tenant to remain in its present Premises.

If Tenant accepts such relocation, the following conditions will apply:

(i) Landlord will bear all costs and expenses resulting from the move, including but not limited to

        - replace or relocate communication, computer and phone connections
        - reprint letterhead, cards and forms
        - move building signage
        - move furniture, equipment, partitions, etc.

(ii) Landlord will provide comparable space, to include:

        - similar linear feet of window line
        - similar functional layout and flow
        - similar quantity and quality of improvements

(iii) A rental credit of $55,000 will be provided by Landlord for the next rent due under the Lease and (iv) the move will occur during periods between Friday 5:00 PM and Monday 6:00 AM.

               (s) Advertising. Tenant shall not inscribe any inscription, or post, place or in any manner display any sign, notice, picture, placard or poster, or any advertising matter whatsoever in or about the Premises or the Building or the Project at places visible (either directly or indirectly as an outline or shadow on a glass pane) from anywhere outside the Premises without first obtaining Landlord's written consent thereto. Any such consent by Landlord shall be upon the understanding and condition that Tenant will remove the same at the expiration or sooner termination of this Lease and Tenant shall repair any damage to the Premises, the Building or the Project caused thereby.

               (t) Parking. Parking shall at all times be governed by reasonable rules and regulations as set forth in Exhibit D, which shall be published from time to time by Landlord. Parking may be on a reserved stall and/or undesignated stall--"window sticker" basis, and may be self-service and/or attendant service, as determined from time to time by Landlord. Tenant shall have the right to use that number of parking stalls as set forth in Section 1(p).

               (u) Execution of Lease by Landlord. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for the Premises, and this document shall become effective and binding only upon execution and delivery by Landlord. No act or omission of any employee or agent of Landlord or of Landlord's broker shall alter, change or modify any of the provisions hereof.

        31. LANDLORD'S COVENANTS.

               (a) Quiet Enjoyment. Tenant shall have the right to the peaceable and quiet use and enjoyment of the Premises, subject to the provisions of this Lease, so long as Tenant is not in default hereunder.

               (b) Hazardous Waste or Materials. Landlord represents to Tenant that to the best of Landlord's actual knowledge no hazardous waste or materials have been generated, stored or disposed of by Landlord on the land or in or on the Building, other than in compliance with applicable laws.

               (c) Rentable Square Feet. Landlord warrants that the rentable square feet of the Project is 69,596 square feet, and the rentable square feet of the Premises is 12,205 square feet. Landlord further warrants that such square feet have been calculated in accordance with BOMA Standards (1996 version).

        32. GUARANTY OF LEASE. In order to induce Landlord to execute this Lease, Tenant has agreed to deliver to Landlord a Guaranty of Lease, in the form attached hereto as Exhibit E, from William T. Baxter, Albert T. Dosser and Peter
R. Gregory.

        IN WITNESS WHEREOF this Lease has been executed the day and year first above set forth.

        LANDLORD:               SEATTLE OFFICE ASSOCIATES L.L.C.
                                a Washington Limited Liability company

                                By /s/ P. LANGSTON SLIGH JR.
                                  -------------------------------
                                 Its  Member
                                    -----------------------------

        TENANT:                 bsquare consulting, inc.
                                a Washington Corporation

                                By /s/ WILLIAM T. BAXTER
                                  -------------------------------
                                 Its President & CEO
                                    -----------------------------

                                    LANDLORD ACKNOWLEDGMENT

STATE OF WASHINGTON     )
                        )    SS
COUNTY OF KING          )


        I certify that I know or have satisfactory evidence that P. Langston Sligh Jr is the person who appeared before me, and said person acknowledged that said person signed this instrument, on oath stated that said person was authorized to execute the instrument and acknowledged it as a managing member of Seattle Office Associates, a limited liability company, to be the free and voluntary act of such limited liability company for the uses and purposes mentioned in the instrument.

        Dated this 15th day of November, 1996

                                  /s/ [Illegible Signature]
                                  ------------------------------------
                                  Notary Public, in and for state of Washington, residing at Kirkland WA

                                  My appointment expires 8/29/00



                        TENANT CORPORATE ACKNOWLEDGMENT

STATE OF WASHINGTON     )
                        )    SS
COUNTY OF KING          )


        I certify that I know or have satisfactory evidence that William T. Baxter is the person who appeared before me, and said persons acknowledged that they signed this instrument, on oath stated that they were authorized to execute the instrument and acknowledged it as the President and CEO of a corporation, to be the free and voluntary act of such corporation for the uses and purposes mentioned in the instrument.

        Dated this 15th day of November, 1996

                                      Notary Public and for state of Washington, residing at Kirkland WA

                                      My appointment expires 8/29/00

                                    EXHIBIT A

                            LEGAL DESCRIPTION OF LAND

That portion of the northeast quarter of the southwest quarter of Section 10, Township 24 North, Range 5 East, W.M., in King County, Washington, lying southerly of the south line of the frontage road right-of-way known as S.E. 36th Street on the south side of primary State Highway No. 2 as shown on State of Washington, Department of Highways Map, SR 90, MP 7.71 to MP 11.72, Richards Road to Lake Sammamish, sheet 3 of 35, latest revision date March 31, 1977, on file at the office of the Department of Transportation, Olympia, Washington, except that portion lying westerly of the west line of an electric transmission easement, granted to Puget Sound Power & Light Company by instrument recorded under Auditor's File No. 2545297, also subject to an easement for a petroleum pipeline, as recorded under Auditor's File No. 5785336, and also subject to a perpetual slope easement, as acquired under Superior Court Cause No.
7733237.

                                   EXHIBIT B

                             SPACE PLAN OF PREMISES


                                   [DIAGRAM]

                                    EXHIBIT C
                               TENANT IMPROVEMENTS

Landlord to complete the following tenant improvements at its cost before ______,1996:

        a. carpet and paint entire premises. Carpet to be building standard (Mohawk RIO 30/36 in "Federal Blue" #511). Carpet is to be cut pile in offices and loop pile in hallways/corridors as specified by Tenant. Paint color to be chosen by Tenant subject to approval by Landlord. Vinyl to be placed in kitchen and lunchroom area will be building standard (Armstrong Corlon in "Suffield Slate" #86807). New rubber cove base to be installed (Robbe "Gray" #50) in all areas.

        b.      Clean up/touch up of kitchen cabinet fronts.

        c. Building standard signage to be provided for Tenant door and for main building directory.

        d.      Replacement of broken, discolored or stained ceiling tiles.

        e. Placement of locks on selected interior office doors, to be determined by Tenant.

        f.      Remove current demising wall in corridor in NW corner of space.

        g.      Open fire door currently separating space in SE corner.

        h.      Make sure that all interior lighting is fully operational.

        i.      Clean all window blinds.

        j. Landlord may elect at its option to replace all interior light fixture lenses with 1" paragrid lens covers.

The Landlord will cause the following improvements to be done and completed before _______ __, 1996 at the sole cost of the Tenant. Tenant shall approve all costs prior to the start of the work.

        a. Remove the wall between the two offices in the SW corner of the space. Remove the extra door and patch wall as required. Relite next to door is to remain if possible depending upon the construction of the door/relite unit. Additional work as required to finish out the space and repair the demolition.

        b. Place the extra door from a. above into a newly enlarged doorway between the File/Shipping rooms where there currently exists only a doorway. Frame and trim as required.

                                    EXHIBIT D
                              RULES AND REGULATIONS

1. Except as specifically provided in the Lease to which these Rules and Regulations are attached, no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person and in a form approved by Landlord.

2. If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, or placed on any windowsill which is visible from the exterior of the Premises, Tenant shall immediately discontinue such use. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators or stairways of the Building. The halls, passages, exits, entrances, elevators, and stairways are not open to the general public, but are open, subject to reasonable regulation, to Tenant's business invitees. Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Building and its tenants; providing that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal or unlawful activities. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building.

4. The directory of the Building will be provided exclusively for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names, including individual's names, therefrom.

5. All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord, and except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises.

6. Landlord will furnish Tenant, free of charge, with eight keys to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefore.

7. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation.

8. The Building elevator shall be available for use by all tenants in the Building, subject to such reasonable scheduling as Landlord, in its discretion, shall deem appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord. Tenant's initial move in and subsequent deliveries of bulky items, such as furniture, safes and similar items shall, unless otherwise agreed by Landlord, be made during the hours of 6P.M. to 6A.M.or on Saturday or Sunday. Deliveries during normal office hours shall be limited to normal office supplies and other small items. No deliveries shall be made which impede or interfere with other tenants or the operation of the Building.

9. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight, which platforms shall be provided at Tenant's expense. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein, to such a degree as to be objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

10. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals.

11. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord.

12. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice, and shall refrain from attempting to adjust controls. Tenant shall keep corridor doors closed, and shall close window coverings at the end of each business day.

13. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

14. Landlord reserves the right to exclude from the Building between the hours of 6 P.M. and 7 A.M. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

15. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

16. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

17. Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Building. Tenant shall not use the Premises for any business or activity other than that specifically provided for in Tenant's Lease.

18. Tenant shall not install any radio or television antenna, loudspeaker or other devices on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

19. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster, or in any way deface the Premises or any part thereof, except in accordance with the provisions of the Lease pertaining to alterations. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord.

20. Tenant shall repair any damage resulting from noncompliance with this rule. Tenant shall not install, maintain or operate upon the Premises any vending machines without the written consent of Landlord.

21. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building are prohibited, and Tenant shall cooperate to prevent such activities.

22. Landlord reserves the right to exclude or expel from the Building any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

23. Tenant shall store all its trash and garbage within its Premises or in other facilities provided by Landlord. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord. Tenant will take advantage of any recycling available at the site.

24. The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind, nor shall the Premises be used for any improper, immoral or objectionable purpose. No cooking shall be done or permitted on the Premises without Landlord's consent, except that use by Tenant of Underwriters' Laboratory-approved equipment for brewing coffee, tea, hot chocolate and similar beverages, or use of microwave ovens for employee use shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

25. Tenant shall not use in any space or in the public halls of the Building, any hand truck except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

26. Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

27. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

28. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

29. Tenant's requirements will be attended to only upon appropriate application to the Building management office by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Tenant.

30. Tenant shall comply with all parking requirements of the property, and will not park more vehicles at the property than provided in Tenant's lease. Landlord reserves the right to ticket and/or tow vehicles, at Tenant's expense, not displaying a valid parking permit.

        a) Parking stickers or any other device or form of identification supplied by Landlord as a condition of the use of the parking facilities shall remain the property of Landlord. Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable, and any device in the possession of an unauthorized holder and will be void.

        b) Loss or theft of parking identification devices from automobiles must be reported immediately, and a lost or stolen report must be filed by the customer at that time. Landlord has the right to exclude any vehicle from the parking facilities that does not have an identification device.

        c) Tenant shall not park or permit the parking of any vehicle under its control in any parking areas designated by Landlord as areas for parking by visitors to the Building. Tenant or its customers, suppliers, employees, or invitees shall not use motor homes or other similar vehicles in the parking areas and shall not leave vehicles in the parking areas overnight or for any extended period of time, nor park any vehicles in the parking areas other than automobiles, motorcycles, motor driven or nonmotor driven bicycles or four-wheeled trucks not more than 20 feet in length. Provided that, from time to time, Tenant may park passenger automobiles overnight.

        d) Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

        e) Vehicles must be parked entirely within the painted stall lines of a single parking stall.

        f) Parking is prohibited:

                i) in areas not striped for parking;

                ii) in aisles

                iii) where "no parking" signs are posted;

                iv) on ramps;

                v) in cross hatched areas; and

                vi) in such other areas as may be designated by Landlord or Landlord's agent from time to time.

        g) Landlord or its agents shall have the right to cause to be removed any car of Tenant, its employees, invitees, licensee, or agent, that may be parked in unauthorized area, and Tenant agrees to save and hold harmless Landlord, its agent and employees from any and all claims, losses, damages and demands asserted or arising in respect to or in connection with the removal of any such vehicle and for all expenses incurred by Landlord in connection with such removal. Tenant will from time to time, upon request of Landlord, supply Landlord with a list of license plate numbers or vehicle owned or operated by its employees and agents.

        h) Landlord reserves the right to modify and/or adopt such other reasonable and non-discriminatory Rules and Regulations for the parking facilities as it deems necessary for the operation of the parking facilities. Landlord may refuse to permit any person who violates these Rules and Regulations to park in the parking facilities, and any violation shall subject the car to removal at the owner's expense.

31. Tenant shall be responsible for maintaining and, if necessary, replacing any appliances that were provided in any Tenant Improvements (i.e. microwaves and dishwashers, etc.).

32. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

33. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of Tenant's lease of its Premises in the Building.

34. Landlord reserves the right to amend these rules and to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

35. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

                                    EXHIBIT E

                                GUARANTY OF LEASE

William T. Baxter ("Guarantor"), hereby agrees with Seattle Office Associates LLC ("Landlord"), as follows:

1. Consideration: Guarantor has agreed to make and deliver this guarantee to Landlord in order to induce Landlord to enter into a new lease ("Lease"), dated ________, 1996, with bsquare consulting, inc. (Tenant), as tenant, pursuant to which the obligations hereby guaranteed have been created. Guarantor hereby acknowledges that it has and will derive a direct financial benefit from Landlord's entering into the Lease.

2. Guarantee: Guarantor hereby guarantees the Lease, as originally executed and as thereafter modified or amended, as follows: Guarantor hereby guarantees and undertakes with Landlord that in the event that the Tenant shall default in the payments of any sums due and owing to Landlord from Tenant on account of the Lease or in the event that the Tenant shall default in the full and faithful performance of Tenant's obligations, undertakings and covenants contained in the Lease, then Guarantor shall pay to Landlord, within ten days of demand, any and all sums so due to Landlord (not to exceed the limitation set forth below) and any damages incurred by Landlord on account thereof. This guaranty is absolute and unconditional. Guarantor's total obligation under this guarantee is limited to $125,000.

3. Term: Guarantor's obligations and undertakings herein contained shall remain in full force and effect and shall survive termination of the Lease.

4. Rights of Landlord: Without diminishing, releasing or discharging Guarantor's obligations hereunder, Landlord shall have the right to exercise the following powers and rights in Landlord's sole discretion:
        Landlord may change, alter, cancel, renew, extend, decrease or increase the obligations of Tenant to Landlord (increases in the obligation of the Tenant to Landlord will not increase the $125,000 maximum limitation under this guaranty). Landlord may add other guarantors or procure additional guarantees, release other guarantors or guarantees and apply monies or properties received from Tenant upon debts regardless of whether the same may be guaranteed hereby, otherwise secured, barred by statutes of limitation or discharged other than by payment. Landlord may exercise rights hereunder in the event of Tenant's insolvency, bankruptcy, receivership or assignment for benefit of creditors, in which event all of Tenant's liabilities and indemnities to Landlord shall be satisfied in full before Guarantor shall be entitled to participation in the distribution of Tenant's assets. Landlord may deal with Tenant, Guarantor and any other person liable on the indebtedness, obligation or liabilities to Landlord as Landlord deems advisable.

5. Default of Tenant: Notice of acceptance of this Guarantee and of defaults, breaches, demands, presentments, protest, and amendment to or modification or cancellation of the Lease, and of any other kind is fully waived by Guarantor. Upon default by Tenant on any of its obligations to Landlord, then at Landlord's option, without notice or demand upon Guarantor and without exercising any other right or remedy Landlord may have, Landlord may proceed directly against Guarantor or any other guarantor to enforce Landlord's rights hereunder. Without releasing or affecting Guarantor's obligations hereunder, Landlord may enforce any rights it may have against any persons and properties liable.

6. Impairment of Rights: Landlord's rights shall be cumulative and not exclusive. No impairment, limitation or modification or Tenant's liabilities or obligations or of its trustee or receiver or any such impairment, limitation or modification of Landlord's remedies by virtue of the operation of bankruptcy or similar laws or decisions or any court or courts nor any disaffirmance of the Landlord's obligations under the Lease in such proceedings shall affect Landlord's rights against Guarantor hereunder.

7. Successor and Assigns The obligations of Guarantor shall inure to the benefit of the Landlord's assigns and successors in interest in the Lease and shall be binding upon Guarantor's heirs, successors and assigns. Reference to Tenant herein includes any assignee of or successor to Tenant's interest under the terms of the Lease or any subtenant or any other party who is now or in the future may be a tenant under the Lease.

8. Costs and Attorney's Fees: Guarantor shall pay all costs, expenses and charges, including all attorneys fees, which Landlord may incur in the enforcement of the provisions hereof.

9. Notices: Any notice hereunder may be given to Guarantor by mail addressed to:


                                         William T. Baxter
                                         3233 - 168TH  Place SE
                                         Bellevue, WA 98008

        or other address as Guarantor shall designate to Landlord in writing.

Dated this _______ day of _______,  19__.


                                    GUARANTOR

                                    by
                                      -------------------------------
                                      William T. Baxter